Exhibit 21

                                  SUBSIDIARIES

NAME OF SUBSIDIARY                        STATE OF INCORPORATION OR ORGANIZATION
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Intervest National Bank                   National Banking Association

Intervest Mortgage Corporation            New York

Intervest Securities Corporation          New York

Intervest Statutory Trust I               Connecticut Business Trust

Intervest Statutory Trust II              Connecticut Business Trust

Intervest Statutory Trust III             Connecticut Business Trust

Intervest Statutory Trust IV              Delaware Business Trust